                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                ________________


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) - December 7, 2001

                                  ____________

                           LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)


            Maryland                      1-11437                52-1893632
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

6801 Rockledge Drive, Bethesda, Maryland                           20817
(Address of principal executive offices)                         (Zip Code)


                                 (301) 897-6000
              (Registrant's telephone number, including area code)

                                  ____________

                                 Not Applicable
             (Former name or address, if changed since last report)


------------------------------------------------------------------------------

Item 5.  Other Events

     Lockheed Martin Corporation (Lockheed Martin or the Corporation) is filing this Form 8-K to reflect the elimination of Global Telecommunications as a separate business segment as discussed below.

     On December 7, 2001, the Corporation announced that it would exit its global telecommunications services business as a result of continuing overcapacity in the telecommunications industry and deteriorating business and economic conditions in Latin America. In connection therewith, the Corporation will reassign certain of the businesses and investments in the Global Telecommunications segment to other business segments, sell the remaining operations, position the remaining investments for monetization, and eliminate the administrative structure supporting such businesses and investments. The Corporation will begin implementing these actions immediately.

     Based on preliminary information and assessments, the Corporation expects to recognize nonrecurring and unusual charges, net of state income tax benefits, totaling approximately $2.0 billion in the fourth quarter of 2001 related to these actions. The charges are expected to reduce net earnings by approximately $1.7 billion, or $3.96 per diluted share. The estimated charges include approximately $1.2 billion related to impairment of goodwill recorded in the Global Telecommunications segment, and reflect impairment in the values of certain other assets of the segment, as well as costs associated with related infrastructure reductions, including severance and facilities. Also included in the charges is a nonrecurring and unusual charge, net of state income tax benefits, of approximately $400 million, $255 million after-tax, related to a write-down of the Corporation's investment in Astrolink International, LLC (Astrolink) and other associated costs. In its Form 10-Q for the third quarter of 2001, the Corporation disclosed that, unless Astrolink was able to obtain additional funding, the Corporation expected to record a charge in the fourth quarter of 2001 related to its investment in Astrolink. The cash impact of these fourth quarter charges is not expected to be material. Approximately 650 positions will be eliminated in the Global Telecommunications segment as a result of these actions.

     Lockheed Martin Global Telecommunications (LMGT), a wholly-owned subsidiary of the Corporation, was formed effective January 1, 1999 from the combination of investments in several existing joint ventures and certain other elements of the Corporation previously included in the Systems Integration and Space Systems segments. The Corporation began reporting LMGT as a separate business segment beginning in the third quarter of 2000. In August 2000, Lockheed Martin completed its merger with COMSAT Corporation (COMSAT). The operations of COMSAT have been included in the results of operations of LMGT since August 1, 2000. Prior to completion of the merger, the results of operations of LMGT included the Corporation's 49% investment in COMSAT which was acquired on September 18, 1999 and accounted for under the equity method of accounting. The total purchase price for COMSAT was approximately $2.6 billion. The COMSAT transaction was accounted for using the purchase method of accounting. Purchase accounting adjustments were recorded in 2000 to allocate the purchase price to assets acquired and liabilities assumed based on their fair values. These adjustments included certain amounts totaling approximately $2.1 billion, composed of adjustments to record investments in equity securities acquired at their fair values and cost in excess of net assets acquired (goodwill), which is being amortized over an estimated life of 30 years. In addition, in October 2000, the Corporation combined the operations of a business unit serving commercial information technology markets (previously included in the Corporate and Other segment) with LMGT.

     The Global Telecommunications segment's businesses and investments will be realigned, evaluated for divestiture or positioned for monetization as follows:

 .    The Systems & Technology line of business and the COMSAT General telecommunications business unit will be realigned with the Space Systems segment.
 .    Enterprise  Solutions-U.S., a commercial information technology business, will be realigned with the Technology  Services segment.
 .    The remaining operating businesses will be evaluated for divestiture and the equity investments will be positioned for monetization as follows:

     -   Operating businesses -
         . Satellite services businesses - includes COMSAT Mobile Communications, World Systems and Lockheed Martin Intersputnik. Earlier in 2001, the Corporation announced that it had reached a definitive agreement to sell COMSAT Mobile Communications' operations to Telenor of Norway for $116.5 million in cash. This transaction is expected to close in the fourth quarter of 2001 and, if consummated, is not expected to have a material impact on the Corporation's consolidated results of operations.
         . Enterprise Solutions-International - provides telecommunications network services in Latin America, primarily Argentina and Brazil.

     -   Equity investments -
         . Satellite investments and ventures - includes INTELSAT, Ltd. (24% ownership interest), Inmarsat (14% ownership interest), New Skies Satellites, N.V. (14% ownership interest), ACeS International, Ltd. (33% ownership interest), Americom Asia-Pacific, LLC (50% ownership interest) and Astrolink (31% ownership interest). These investments will be reported as part of the Corporate and Other segment.


     The Corporation has elected to adopt, effective January 1, 2001, Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The new Statement supercedes current accounting guidance relating to impairment of long-lived assets and provides a single accounting methodology for long-lived assets to be disposed of, and also supercedes existing guidance with respect to reporting the effects of the disposal of a business.

     With respect to the decision to exit the global telecommunications services business and divest certain of the related business units, the operating businesses identified for divestiture mentioned above meet the SFAS No. 144 requirements for classification as discontinued operations. Accordingly, the results of operations of these businesses, as well as the impairment and other charges related to the decision to exit these businesses, will be classified as discontinued operations in the Corporation's consolidated statement of operations for all periods presented, and will be excluded from business segment information.

     Management does not anticipate recognizing an impairment charge associated with the Corporation's adoption of Statement of Financial Accounting Standards
(SFAS) No. 142, "Accounting for Goodwill and Other Intangible Assets," as of January 1, 2002 with respect to its continuing businesses. Among other things, the Statement sets forth a new methodology for periodically assessing and, if warranted, recording impairment of goodwill. In connection with the impairment provisions of the new rules, the Corporation will continue to evaluate the amount of goodwill assigned to each of its continuing reporting units.

     The following segment descriptions have been adjusted to reflect the elimination of the Corporation's Global Telecommunications segment based on the above information. The Corporation now operates in four principal business segments. All other activities of the Corporation fall within the Corporate and Other segment. Following is a brief description of the activities of each business segment:

 .    Systems Integration - Engaged in the design, development, integration and production of high performance electronic systems for undersea, shipboard, land, and airborne applications. Major product lines include missiles and fire control systems; air and theater missile defense systems; surface ship and submarine combat systems; anti-submarine and undersea warfare systems; avionics and ground combat vehicle integration; platform integration systems; command, control, communications, computers and intelligence (C4I) systems for naval, airborne and ground applications; surveillance and reconnaissance systems; air traffic control systems; and postal automation systems.

 .    Space Systems - Engaged in the design, development, engineering and production of civil, commercial and military space systems. Major product lines include spacecraft, space launch vehicles and manned space systems; their supporting ground systems and services; and strategic fleet ballistic missiles. In addition to its consolidated business units, the segment has investments in joint ventures that are principally engaged in businesses which complement and enhance other activities of the segment.

 .    Aeronautics - Engaged in design, research and development, and production of combat and air mobility aircraft, surveillance/command systems, reconnaissance systems, platform systems integration and advanced development programs. Major products and programs include the F-35 (Joint Strike Fighter), the F-16 multi-role fighter, the F-22 air-superiority fighter, the C-130J tactical airlift aircraft, and support for the C-5, F-117 and U2 aircraft.

 .    Technology Services - Provides a wide array of management, engineering, scientific, logistic and information services to federal agencies and other customers. Major product lines include e-commerce, enterprise information services, software modernization, information assurance and data center management primarily for DOD and civil government agencies, and also for commercial customers; engineering, science and information services for NASA; aircraft and engine maintenance and modification services; management, operation, maintenance, training, and logistics support for military and civilian systems; launch, mission, and analysis services for military, classified and commercial satellites; and research, development, engineering and science in support of nuclear weapons stewardship and naval reactor programs.

 .    Corporate and Other - Includes the Corporation's properties line of business, investments in INTELSAT, Ltd., Inmarsat, New Skies Satellites and other global telecommunications investments, as well as various other Corporate activities.

     The following amounts, which are unaudited, have been adjusted to reflect the elimination of the Corporation's Global Telecommunications segment for the periods indicated based on the above information. In addition, the Corporation previously announced that, on August 24, 2001, it completed the sale of Lockheed Martin IMS Corporation (IMS), a wholly-owned subsidiary, for $825 million in cash. The transaction resulted in a nonrecurring and unusual gain, net of state income taxes, of $476 million and increased net earnings by $309 million, or $.72 per diluted share. The results of IMS' operations for all periods presented, as well as the gain on the sale, have been reclassified to discontinued operations in accordance with SFAS No. 144. The results of operations and related gains or losses associated with businesses divested prior to the effective date of the Corporation's adoption of SFAS No. 144 (January 1, 2001), including the divestitures of the Corporation's Aerospace Electronics Systems (AES) businesses and Lockheed Martin Control Systems in 2000, have not been reclassified to discontinued operations in accordance with the Statement.

Selected Financial Data by Business Segment -
(Unaudited)

                                                       Nine Months Ended                   Year Ended
                                                          September 30,                    December 31,
                                                      2001            2000             2000           1999
                                                      ----            ----             ----           ----
                                                                          (In millions)
Net sales
---------
  Systems Integration                             $  6,282         $  6,730        $  9,647        $  9,570
  Space Systems                                      5,023            5,258           7,339           7,285
  Aeronautics                                        3,362            3,327           4,885           5,499
  Technology Services                                1,972            1,869           2,649           2,574
  Corporate and Other                                   17               42              21              71
                                                  --------         --------        --------        --------
                                                  $ 16,656         $ 17,226        $ 24,541        $ 24,999
                                                  ========         ========        ========        ========

Operating profit (loss)
-----------------------
  Systems Integration                             $    570         $    155        $    583        $    880
  Space Systems                                        414              307             401             506
  Aeronautics                                          285              245             343             247
  Technology Services                                  100               42              82             137
  Corporate and Other                                 (438)            (111)           (158)            227
                                                  --------         --------        --------        --------
                                                  $    931         $    638        $  1,251        $  1,997
                                                  ========         ========        ========        ========

Depreciation and amortization
-----------------------------
  Systems Integration                             $    108         $    146        $    183        $    223
  Space Systems                                        103              104             152             165
  Aeronautics                                           61               65              88              82
  Technology Services                                   14               11              15              15
  Corporate and Other                                   31               38              48              51
                                                  --------         --------        --------        --------
                                                  $    317         $    364        $    486        $    536
                                                  ========         ========        ========        ========

Amortization of intangible assets
---------------------------------
  Systems Integration                             $    165         $    195        $    245        $    276
  Space Systems                                         42               42              56              57
  Aeronautics                                           60               60              81              80
  Technology Services                                   13               14              18              18
  Corporate and Other                                   22               24              25              10
                                                  --------         --------        --------        --------
                                                  $    302         $    335        $    425        $    441
                                                  ========         ========        ========        ========

Nonrecurring and unusual items
------------------------------
  included in operating profit (loss)
  -----------------------------------
  Systems Integration                             $    - -         $   (455)       $   (304)       $     13
  Space Systems                                        111               17              25              21
  Aeronautics                                          - -              - -             - -             - -
  Technology Services                                  - -              (34)            (34)            - -
  Corporate and Other                                 (466)            (109)           (226)            215
                                                  --------         --------        --------        --------
                                                  $   (355)        $   (581)       $   (539)       $    249
                                                  ========         ========        ========        ========

Selected Financial Data by Business Segment (continued) -
(Unaudited)

                                                                        Quarter Ended
                                                      September 30,       June 30,           March 31,
                                                          2001             2001                2001
                                                          ----             ----                ----
                                                                       (In millions)
Net sales
---------
  Systems Integration                                   $ 2,237          $ 2,165              $ 1,880
  Space Systems                                           1,793            1,808                1,422
  Aeronautics                                             1,449            1,058                  855
  Technology Services                                       734              654                  584
  Corporate and Other                                         8                3                    6
                                                        -------          -------              -------
                                                        $ 6,221          $ 5,688              $ 4,747
                                                        =======          =======              =======

Operating profit (loss)
-----------------------
  Systems Integration                                   $   203          $   194              $   173
  Space Systems                                             119              107                  188
  Aeronautics                                               117               89                   79
  Technology Services                                        36               32                   32
  Corporate and Other                                      (362)               3                  (79)
                                                        -------          -------              -------
                                                        $   113          $   425              $   393
                                                        =======          =======              =======

Depreciation and amortization
-----------------------------
  Systems Integration                                   $    37          $    35              $    36
  Space Systems                                              39               34                   30
  Aeronautics                                                21               20                   20
  Technology Services                                         7                4                    3
  Corporate and Other                                         7               12                   12
                                                        -------          -------              -------
                                                        $   111          $   105              $   101
                                                        =======          =======              =======

Amortization of intangible assets
---------------------------------
  Systems Integration                                   $    54          $    55              $    56
  Space Systems                                              14               14                   14
  Aeronautics                                                20               20                   20
  Technology Services                                         5                4                    4
  Corporate and Other                                         7                8                    7
                                                        -------          -------              -------
                                                        $   100          $   101              $   101
                                                        =======          =======              =======

Nonrecurring and unusual items
------------------------------
 included in operating profit (loss)
 -----------------------------------
  Systems Integration                                   $    --          $    --              $    --
  Space Systems                                              --               --                  111
  Aeronautics                                                --               --                   --
  Technology Services                                        --               --                   --
  Corporate and Other                                      (366)              --                 (100)
                                                        -------          -------              -------
                                                        $  (366)         $    --              $    11
                                                        =======          =======              =======

Selected Financial Data by Business Segment (continued)-
(Unaudited)


                                                          Quarter Ended
                                     December 31,  September 30,     June 30,    March 31,
                                         2000           2000           2000        2000
                                                          (In millions)
Net sales
---------
  Systems Integration                   $ 2,917        $ 2,325       $ 2,334      $ 2,071
  Space Systems                           2,081          1,684         1,810        1,764
  Aeronautics                             1,558          1,038         1,253        1,036
  Technology Services                       780            652           679          538
  Corporate and Other                       (21)            22            (6)          26
                                        -------        -------       -------      -------
                                        $ 7,315        $ 5,721       $ 6,070      $ 5,435
                                        =======        =======       =======      =======

Operating profit (loss)
----------------------
  Systems Integration                   $   428        $  (215)      $   202      $   168
  Space Systems                              94            113           117           77
  Aeronautics                                98             77            89           79
  Technology Services                        40              1            30           11
  Corporate and Other                       (47)             3          (110)          (4)
                                        -------        -------       -------      -------
                                        $   613        $   (21)      $   328      $   331
                                        =======        =======       =======      =======

Depreciation and amortization
-----------------------------
  Systems Integration                   $    37        $    42       $    52      $    52
  Space Systems                              48             37            34           33
  Aeronautics                                23             22            22           21
  Technology Services                         4              3             4            4
  Corporate and Other                        10             15            10           13
                                        -------        -------       -------      -------
                                        $   122        $   119       $   122      $   123
                                        =======        =======       =======      =======

Amortization of intangible assets
---------------------------------
  Systems Integration                   $    50       $     59      $     68      $    68
  Space Systems                              14             14            14           14
  Aeronautics                                21             20            20           20
  Technology Services                         4              5             5            4
  Corporate and Other                         1              8             8            8
                                        -------       --------      --------      -------
                                        $    90       $    106      $    115      $   114
                                        =======       ========      ========      =======

Nonrecurring and unusual items
------------------------------
 included in operating profit (loss)
 ----------------------------------
  Systems Integration                   $   151       $   (455)     $     --   $       --
  Space Systems                               8             --            --           17
  Aeronautics                                --             --            --           --
  Technology Services                        --            (28)           --           (6)
  Corporate and Other                      (117)            --          (108)          (1)
                                        -------       --------      --------    ---------
                                        $    42       $   (483)     $   (108)   $      10
                                        =======       ========      ========    =========

Selected Financial Data by Business Segment (continued)-
(Unaudited)

                           September 30,    June 30,     March 31,  December 31,
                                2001          2001         2001         2000
                                ----          ----         ----         ----
                                                  (In millions)

Backlog
-------
  Systems Integration         $ 15,576      $ 16,275     $ 17,027   $  16,706
  Space Systems                 14,055        14,511       15,406      15,505
  Aeronautics                   17,237        17,214       17,484      17,570
  Technology Services            4,581         4,686        5,229       5,288
  Corporate and Other                6             7            7           7
                              --------      --------     --------   ---------
                              $ 51,455      $ 52,693     $ 55,153   $  55,076
                              ========      ========     ========   =========



                           September 30,    June 30,     March 31,  December 31,
                                2000          2000         2000         1999
                                ----          ----         ----         ----
                                                  (In millions)

Backlog
-------
  Systems Integration         $ 16,953      $ 17,801     $ 14,252   $  13,971
  Space Systems                 16,007        15,719       15,599      16,508
  Aeronautics                   16,744        17,119       10,084       9,003
  Technology Services            5,137         5,286        5,495       5,320
  Corporate and Other                7             7            5           5
                              --------      --------     --------   ---------
                              $ 54,848      $ 55,932     $ 45,435   $  44,807
                              ========      ========     ========   =========

Selected Consolidated Financial Information -
(Unaudited)

                                                               Nine Months Ended                Year Ended
                                                                September 30,                   December 31,
                                                             2001            2000           2000            1999
                                                             ----            ----           ----            ----
                                                                    (In millions, except per share data)
Net sales                                                  $ 16,656        $ 17,226       $ 24,541        $ 24,999
Earnings from operations                                      1,187           1,162          1,660           1,653
Earnings (loss) from continuing operations before
  extraordinary item and cumulative effect of change
  in accounting                                            $    225        $   (596)      $   (382)        $   729
Discontinued operations                                         273             (12)           (42)              8
Extraordinary item                                              (36)             --            (95)             --
Cumulative effect of change in accounting                        --              --             --            (355)
                                                           --------        --------       --------        --------
Net earnings (loss)                                        $    462        $   (608)      $   (519)       $    382
                                                           ========        ========       ========        ========

Diluted earnings (loss) per share:
  Earnings (loss) from continuing operations
   before extraordinary item and cumulative effect
   of change in accounting                                 $    .52        $  (1.51)      $   (.95)       $   1.90
  Discontinued operations                                       .63            (.03)          (.10)            .02
  Extraordinary item                                           (.08)             --           (.24)             --
  Cumulative effect of change in accounting                      --              --             --            (.93)
                                                           --------        --------       --------        --------
Net earnings (loss) per share                              $   1.07        $  (1.54)      $  (1.29)       $    .99
                                                           ========        ========       ========        ========
Average number of common shares outstanding for
  diluted computations                                        430.3           394.1          400.8           384.1
                                                           ========        ========       ========        ========


Nonrecurring and Unusual Items Included in Net Earnings (Loss) -
(Unaudited)




                                                                                                 Earnings (loss)
                                                             Operating             Net                per
                                                           profit (loss)     earnings (loss)     diluted share
                                                           -------------     ---------------     ---------------
                                                                     (In millions, except per share data)


Nine months ended September 30, 2001
------------------------------------
Continuing operations
   Write-down of investment in Loral Space                   $  (361)          $  (235)          $  (.55)
   Sale of surplus real estate                                   111                72               .17
   Impairment charge related to Americom
     Asia-Pacific                                               (100)              (65)             (.15)
   Other portfolio shaping activities                             (5)               (3)             (.01)
                                                              -------           -------           -------
                                                                (355)             (231)             (.54)
Discontinued operations
   Gain on disposal and other charges                             --               309               .72
Extraordinary item
   Loss on early extinguishment of debt                           --               (36)             (.08)
                                                             -------           -------           -------
Total                                                        $  (355)          $    42           $   .10
                                                             =======           =======           =======
Nine months ended September 30, 2000
------------------------------------
Continuing operations
   Impairment loss on AES                                    $  (755)          $ (980)           $ (2.49)
   Gain on sale of Control Systems                               302              180                .46
   Charge related to Globalstar guarantee                       (141)             (91)              (.23)
   Partial reversal of CalComp reserve                            33               21                .05
   Sale of surplus real estate                                    20               13                .03
   Other portfolio shaping activities                            (40)             (26)              (.06)
                                                             -------           -------           -------
                                                                (581)            (883)             (2.24)
Discontinued operations                                           --               --                 --
                                                             -------           ------            -------
Total                                                        $  (581)          $ (883)           $ (2.24)
                                                             =======           ======            =======

Nonrecurring and Unusual Items Included in Net Earnings(Loss)- (continued) - (Unaudited)


                                                                         Earnings(loss)
                                           Operating          Net             per
                                          profit(loss)   earnings(loss)  diluted share
                                          ------------   --------------  -------------
                                              (In millions, except per share data)
Year ended December 31, 2000
----------------------------
Continuing operations
 Loss related to AES Transaction            $(598)          $ (878)         $(2.18)
 Gain on sale of Control Systems              302              180             .45
 Charge related to Globalstar guarantee      (141)             (91)           (.23)
 Impairment charge related to ACeS           (117)             (77)           (.19)
 Partial reversal of CalComp reserve           33               21             .05
 Sale of surplus real estate                   28               19             .05
 Other portfolio shaping activities           (46)             (30)           (.07)
                                            -----           ------          ------
                                             (539)            (856)          (2.12)
Discontinued operations                        --               --              --
Extraordinary items
 Loss on early extinguishment of debt          --              (95)           (.24)
                                            -----           ------          ------
Total                                       $(539)          $ (951)         $(2.36)
                                            =====           ======          ======



Year ended December 31, 1999
----------------------------
Continuing operations
 Divestiture of interest in L-3             $ 155            $ 101          $  .26
 Sale of surplus real estate                   57               37             .10
 Partial reversal of CalComp reserve           20               12             .03
 Other portfolio shaping activities            17               12             .03
                                            -----           ------          ------
                                              249              162             .42
Discontinued operations                        --               --              --
Cumulative effect of change in
 accounting principle                          --             (355)           (.93)
                                            -----           ------          ------
Total                                       $ 249            $(193)         $ (.51)
                                            =====           ======          ======

Forward Looking Statements

NOTE: Statements in this Form 8-K, including statements relating to projected future performance, are considered forward looking statements under federal securities laws. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," "estimates," "outlook," "forecast," or other similar words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project.

Our actual financial results will likely be different from those projected due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements also represent our estimates and assumptions only as of the date that they are made. We expressly disclaim a duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this Form 8-K to reflect events or circumstances, changes in expectations or the occurrence of anticipated events.

In addition to the factors set forth in our 2000 Form 10-K and other more recent filings with the Securities and Exchange Commission (www.sec.gov), the following factors could affect our forward-looking statements: our ability to achieve or quantify savings for our customers or ourselves through our global cost-cutting program and other financial management programs; the ability to obtain or the timing of obtaining future government awards; the availability of government funding and customer requirements both domestically and internationally; changes in government or customer priorities due to program reviews or revisions to strategic objectives (including changes in priorities to respond to recent terrorist threats or to improve homeland protection); difficulties in developing and producing operationally advanced technology systems; the competitive environment; economic business and political conditions domestically and internationally (including economic disruption caused by terrorist threats); program performance and the timing of contract payments; the timing and customer acceptance of product deliveries and launches; and the outcome of contingencies (including completion of acquisitions and divestitures, litigation and environmental remediation efforts). Our ability to monetize assets or businesses placed in discontinued operations will depend upon market conditions, negotiation of acceptable terms with prospective purchasers and other factors, and may require receipt of various regulatory or governmental approvals. In addition, realization of the value of the Corporation's investments in equity securities may be affected by the investee's ability to obtain adequate funding and execute its business plan, general market conditions, industry considerations specific to the investee's business, and/or other factors. These are only some of the numerous factors that may affect the forward-looking statements contained in this Form 8-K.

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

                           LOCKHEED MARTIN CORPORATION

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             LOCKHEED MARTIN CORPORATION
                                             ---------------------------
                                             (Registrant)


Date:   December 7, 2001                          by: /s/Rajeev Bhalla
     ---------------------                           -----------------
                                                  Rajeev Bhalla
                                                  Vice President and Controller
                                                  (Chief Accounting Officer)

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